PLANTRONICS, INC. (dba "POLY") CONFLICT MINERALS REPORT
FOR THE YEAR ENDED DECEMBER 31, 2019
Introduction
This Conflict Minerals Report for the calendar year ended December 31, 2019 (“CY 2019”) is presented by Plantronics, Inc. (dba “Poly” formerly Plantronics and Polycom) (NYSE: PLT) to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Exchange Act”).
Poly is a global company that manufactures and contracts to manufacture communications headsets, audio and video products and related equipment, as listed on our Form SD of which this report is a part, from a global supply chain with many levels. We work with our supplier base to identify the facilities processing Tin, Tantalum, Tungsten and Gold (3TG) in our supply chain.
As part of the RCOI described in Form SD, Plantronics performed a supplier survey using the Responsible Minerals Initiative (RMI) Conflict Minerals Reporting Template (CMRT) during the second half of CY2019. Fifty-six (56) direct first tier suppliers providing components used in Plantronics products within scope of the rule as described further in the Form SD were included in the survey utilized for both RCOI and Due Diligence. The information obtained in the survey indicated that there was reason to believe that a portion of the 3TG used in Plantronics products may have originated in the Democratic Republic of Congo or the adjoining countries (the “covered countries”) and were not exclusively from scrap or recycled sources, triggering the due diligence steps described in the following sections.
Design and Execution of Due Diligence
We first designed and implemented the majority of our due diligence measures in preparation for the reporting year CY 2013 with incremental modifications we have made over time to improve and refine the process, such as implementing supplier survey software and onsite supplier audits. These measures were continued in CY 2019 and are described herein. They are designed to conform, in all material respects, to the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2016) including the Supplement on Tin, Tantalum and Tungsten, as well as those portions of the OECD Supplement on Gold applicable to downstream companies (collectively the “OECD Guidance”). In accordance with the five step OECD Guidance, our measures are designed to determine, to the best of our ability, the source of the 3TG materials necessary for the functionality and/or production of our products, to ascertain if the materials originated in one of the covered countries, and if so, whether armed groups directly or indirectly benefited as a result.

1.	Establish Strong Company Management Systems

a.
Poly has a company Conflict Minerals team consisting of senior representatives from Quality (Senior Director, Quality Excellence), Operations/Materials (Procurement Director, NPD and Sr. Global Supply Manager), Legal (Chief Compliance Counsel), Compliance (Director, Global Compliance), and members of their staffs.

b.	Plantronics has a conflict minerals policy statement publicly available at: https://www.poly.com/us/en/company/corporate-responsibility/product-stewardship.

c.
We maintain a grievance reporting system open to both employees and suppliers through our ethics reporting system at https://www.poly.com/us/en/company/corporate-responsibility/product-stewardship. Alternatively, grievances specifically relating to Conflict Minerals may be submitted directly to RMI at http://www.responsiblemineralsinitiative.org/minerals-due-diligence/risk-management/grievance-mechanism/.

d.
In addition to any annual survey using the CMRT, supplier obligations and requirements in this regard have been incorporated into the Supplier Code of Conduct, which is also available on the Corporate Social Responsibility section of our website. In addition, Conflict Minerals Requirements, including due diligence and participation in annual supplier survey, are included in our controlled “Purchasing & Supplier Management” methods and procedures document.

e.	Poly purchase orders and contracts include a supplier Conflict Minerals Due Diligence expectations clause.

f.
Poly establishes and maintains long term relationships with the majority of our first tier Original Design, Contract, and Custom Part Manufacturers to facilitate engagement with suppliers to improve due diligence performance.

g.
Since we have limited direct relationships with any facilities processing 3TG, we are an active participant in the Responsible Minerals Initiative (RMI) (http://www.responsiblemineralsinitiative.org/about/members-and-collaborations/) to aid the development of conflict free supply chains at the SOR level and further upstream.

h.	Conflict Minerals materials records are maintained pursuant to our records retention policy.

i.	The formal Quarterly Compliance report includes a section providing conflict minerals program progress and findings to upper management.

j.	We created a controlled Methods and Procedures document regarding Conflict Minerals Due Diligence Procedures.

k.
Since CY2014 we have used a software tool to improve management and auditability of supplier communications, as well as to request, receive, evaluate, store, and determine statistics on incoming CMRTs. The software is linked to the RMI database and is regularly updated regarding SOR operational status, conformance to third party audit standards, as well as RCOI information.

l.
Starting in CY 2015 our supplier quality team has conducted Conflict Minerals Ongoing Compliance surveys of selected first tier suppliers’ conflict minerals due diligence programs. Suppliers are selected based on the criticality of components to Plantronics products and the amount of 3TG likely present and the number of 3TG processing facilities in their supply chain, based on previous years’ surveys. These suppliers are primarily Original Design Manufacturers (ODMs) and cable or transducer suppliers. These surveys assess policy, training, record retention and data validation.

In 2019, eleven (11) surveys of existing suppliers, which being evaluated with components or products potentially containing 3TG were performed the Conflict Minerals Compliance survey. The deficiencies were addressed by corrective action plans and were successfully completed. In addition, any new suppliers being considered for components or products potentially containing 3TG must also undergo the Conflict Minerals Compliance Survey to be approved.

2.	Identified and Assessed Risk in the Supply Chain

•
Prior to and during CY 2019 we conducted face to face one-on-one training as well as teleconference training with newly qualified critical component or product suppliers. Training was primarily focused on ensuring a complete SOR list by proper scoping of products and components to identify all likely locations of 3TG, including parts and components purchased by the 1st tier supplier.

•
We conducted a supplier survey of the fifty-six (56) direct first tier suppliers providing products or components within scope of the rule; necessary for the functionality of our products and likely to contain 3TG. The survey required that the supplier return the current version of the CMRT (5.11 or higher). Our request included information to inform the suppliers of Poly’s reporting obligations under the Conflict Minerals Rule as well as the assistance required from our supply chain, and the resulting expectations for the sourcing of conflict minerals. A link to the Poly’s Conflict Minerals policy was included in the request.

•	Reminders, late notices, delinquent notices and phone calls were sent and made to non-responsive suppliers.

Commodity Managers, buyers, supplier quality engineers were involved in escalation after the time of the delinquent notices. We have not found it necessary to restrict business or disengage from any currently active suppliers due to failure to respond to the survey at this point. There may be potential corrective actions pending.

•
All incoming CMRTs underwent a two-step review process. The first step is a PASS/FAIL check by our Conflict Minerals software for completeness and internal consistency of the declaration and submitted SOR list. A message was automatically sent by the software system to suppliers submitting CMRTs containing errors, with an explanation of the error and a request for corrective action and re-submission.

•
In addition to direct suppliers, we used a data mining service to obtain conflict minerals information, also using the RMI CMRT, from thirty-six (36) manufacturers of critical and high usage off-the-shelf components with whom we had no direct relationship.

•
Once CMRTs passed this first evaluation, they were then evaluated by internal compliance engineers on an ACCEPT/MODIFY basis for consistency with the known content and complexity of the products or components provided. A message was sent to suppliers submitting CMRTs found insufficient or incomplete with an explanation and request for corrective action. We continued to communicate with those suppliers to improve the content and quality of their responses. Greater than ninety percent (90%) of the suppliers responded by returning a CMRT, and eventually ninety-eight percent (98%) of those responses were accepted after review and, in some cases, correction.

•
Sixty-three percent (63%) of returned CMRTs are provided on company level, thirty-seven percent (37%) are on product level, and ninety percent (90%) of the CMRTs indicated covered country sourcing of at least one metal.

•	Facilities processing 3TG reported by our supply chain are categorized, based on information available through RMI, as

◦	SORs eligible to participate in a recognized audit program.

◦	Entities determined to not be eligible, active SORs during the reporting period.

◦	Entities alleged to be SORs, whose business could not be determined during the reporting period.

•
In addition to SORs known to, or believed to possibly, source from the covered countries and who were not validated as conflict free, Poly believes non-eligible, alleged and non-responsive SORs declining to participate in any audit program as a source of risk, since the actual source of the 3TG is not known.

3.	Designed and Implemented a Strategy to Respond to Identified Risks

•
We have conducted research into “alleged” SORs - companies reported that were not on any list of known SORs- reported in our supplier survey to determine the nature of these entities’ business. We asked suppliers reporting non-smelters or alleged smelters to verify the information and if possible, identify actual smelters. We gave feedback concerning the actual nature of a non-smelter’s business to the supplier when such information was available. This effort was done both through collaborative efforts in RMI, and our own independent research in areas where we have associates that speak the local language.

•
There were one hundred ninety-two (192) SORs reported this year that were not active or eligible, which had previously been on the CMRT SOR list and had either ceased operations or changed their business type. We gave feedback concerning the actual reason for removal, such as timing of ceased operations as this information was available through RMI.

•
We are members and active participants in RMI and a number of working groups, including Due Diligence Practices, SOR Engagement (SET), China SET, and SOR Disposition teams and work within these teams to determine the legitimacy of “alleged SORs” reported by our supply chain or other RMI members as well as conducting outreach in coordination with RMI to encourage legitimate SORs reported by our supply chain that have not been validated as DRC conflict free by a recognized conflict free program such as Responsible Minerals Assurance Process, London Bullion Market Association, Responsible Jewelry Council or TI-CMC, to enter such a program.

•
We require that suppliers provide information regarding all sources of 3TG in their supply chain. We review this information for accuracy and consistency. We request further information when a response is considered insufficient. We inform suppliers of potential high risk SORs in their supply chain, and request confirmation of the SORs’ presence and possible disengagement. In 2019, we directed our suppliers to remove from our supply chain 8 smelters and refiners that were delisted from a third-party program, had environmental issues, or didn’t commit to responsible sourcing of minerals basing on RMI RCOI.

4.	Carry out independent 3rd Party Audit of SORs’ Due Diligence Practices

Because Poly has few direct business relationships with SORs, we worked within industry initiatives to implement validation of DRC conflict free SORs as outlined in OECD Guidance for downstream companies. We relied on the results of audits conducted by RMAP and cross-recognized programs London Bullion Market Association (LBMA) and Responsible Jewelry Council -(RJC) to determine SORs’ Due Diligence Practices.

5.	Report Annually on Supply Chain Due Diligence

Our Form SD and this Report together constitute our annual report on our Conflict Minerals Due Diligence. These have been filed with the SEC and are available on our website at https://www.poly.com/us/en/company/corporate-responsibility/product-stewardship.

Results of due diligence performed

•
Most of our direct supplier responses represented their supply chain at a company-level rather than being product specific. Therefore, the list of processing facilities contained in this report may contain more facilities than those that actually process the conflict minerals contained in our products. The total number of unique entities reported as SORs by the Plantronics supplier base as result of CY 2019 Supplier Survey was four hundred ninety-three (493). Of these, two hundred eighty-six (286) have been confirmed as being legitimate operating SORs by RMI, one hundred ninety-two (192) are known to not be operational SORs during CY 2019, fifteen (15) are reported with status could not be confirmed as of our cutoff date of March 20, 2020.

•
Of the two hundred eighty-six (286) legitimate SORs reported by the supplier base, two hundred thirty-six (236) had been validated as being in conformance with a RMI cross-recognized conflict free audit protocol (RMAP, London Bullion Market Association, or Responsible Jewelry Council). Another thirteen (13) were actively engaged in the process, in communication with RMAP, or participating in another cross-recognized program, but had not achieved conformant status as of March 20, 2020.

•	Thirty-seven (37) eligible reported SORs are not participating in a compliance scheme and have status of:

◦	Outreach required: twenty-eight (28) have not yet been convinced to participate in any audit program, but efforts to encourage them should continue.

◦	Communication Suspended (not interested): four (4) have stated clearly that they do not want to participate.

◦	Non-conformant: five (5) do not conform, failed audit, previously conformant, but did not complete re-audit or corrective action in a timely manner.

•
One hundred ninety-two (192) entities were reported by our supply chain that are not currently considered eligible. These SORs had all been classified as operating SORs and listed on the CMRT at some time. They were reclassified by RMI due to either a change in their business operations or having either temporarily or permanently suspended operations. These are not included on the Smelter list.

•
The remaining SORs that are not conformant as yet require outreach to encourage participation in a conflict free program. Plantronics actively participates in RMI targeted outreach through email and, in countries where we have associates that speak the local language, telephone calls.

•
Of the two hundred eighty-six (286) legitimate SORs reported by the supplier base, we determined during RCOI that there was no reason to believe that one hundred and seven (107) of the SORs sourced or may have sourced any minerals from the covered countries.

•
Of the remaining SORs with definitive RCOI information available through RMI or other publicly available information, forty-four (44) were known or reasonably believed to directly or indirectly source minerals from the DRC, the surrounding countries or countries known as possible routes for smuggling or export of minerals out of the DRC. All forty-four (44) are RMAP Conformant. The facilities not eliminated during RCOI, along with the location of the facility and the conflict free status are listed in Table I. All countries believed to be the source of 3TG in our products during 2019 are listed in Table II.

•	The percentage of SORs reported by our supply chain that have been validated as conformant to a recognized program has increased year over year.

Smelters and Refiners Reported by Our Supply Chain by Year
Calendar Year	Total Eligible	Total Conformant	% Conformant
2014	159	76	47.80%
2015	299	214	71.57%
2016	336	246	73.21%
2017	320	250	78.13%
2018	324	255	78.70%
2019	286	236	82.52%

•
The SOR information collected from our supplier base continued to include a number of eligible SORs that had not been audited and validated as conformant by the RMAP, or any other cross recognized program. The existence of such facilities in our supply chain is sufficient to prevent us from declaring with certainty that no armed groups directly or indirectly benefitted as a result of the mining, transport for processing of 3TG in our products. For these reasons, we are unable to determine that any of our products or product categories are DRC Conflict Free.

•
From CY 2017 to the present, Poly has become of aware of OECD Annex II or other risks in the 3TG supply chain unrelated to financing conflict in the DRC and adjoining countries. These risks include, but are not limited to, material sourced in conflict risk areas other than the DRC, SORs in countries under sanction or wholly or partially owned by individuals under sanction, or securing raw materials from sanctioned entities. Other concerns are child or forced labor and money laundering. We will keep monitoring the SOR status in our supply chain and working closely with our suppliers as well as RMI to implement due diligence.

Steps to be taken to further mitigate risk

We intend to take the following steps where possible to build on momentum established in previous years to improve the due diligence conducted, and to further mitigate the risk that the necessary conflict minerals in our products benefit armed groups in the Covered Countries or facilitate any other types of human rights violations.

•
In coordination with RMI, engage directly with selected SORs to help guide them through the RMAP audit process. To the extent possible, attend metals industry conferences in conjunction with RMI to use direct contact to encourage participation in validation schemes. As gold appears to exhibit the highest risk in multiple risk categories, focus outreach and due diligence efforts on gold refiners.

•
Take advantage of added RMI resources by adding a link on our website to RMI conflict minerals specific grievance system in addition to the existing PLT company grievance system and utilize RMI incident reporting tool to evaluate risk and red flags in upstream supply chain.

•	Strongly encourage our supply chain to source only from conformant SORs, in particular those sourcing responsibly within the DRC and adjoining countries, to the greatest extent possible.

•
Work with our supply chain to reduce or discontinue sourcing materials from SORs that have consistently refused to participate in any conflict free programs, or SORs that have failed audits or declined to undergo re-audits.

•	Implement procedures to facilitate removal of SORs considered high risk for reasons other than DRC conflict; US or other sanctions or OECD Annex II issues.
Table I. Plantronics SOR List

The list of reported SORs and status is as of Mar 20, 2020. RCOI data from RMI is as of March 11, 2020. The list includes one hundred seventy-nine (179) SORs that are either known to obtain at least some minerals from the covered countries or are SORs where the source of the minerals was not disclosed and could not be determined. Gold refiners validated as conformant through LBMA or RJC are included in this list, since they are not required to disclose the country of origin of their minerals. The list does not include those SORs that source only from outside the covered countries as determined through RCOI, or process only recycled or scrap materials. As the majority of our suppliers responded to surveys at a company level rather than with respect to specific products, and due to the complexity of the electronics supply chain, as well as the diversity of both our products and our suppliers’ products, we cannot conclude with certainty that material from all of the SORs reported by our supply chain and included in this report are actually contained in Plantronics’ products.
“Country” refers to the location of the facility, not the source of minerals. The SOR location was not used for RCOI, since it does not necessarily determine the source of the ore, although SOR location near abundant mineral resources can be an indicator of mineral sourcing.

Status is defined as:

Conformant: SORs that have been audited and have been validated as compliant with the RMAP SOR Program or cross recognized (LBMA, RJC) assessment protocols. This includes SORs that were compliant as of 12/31/2019 as well as SORs that have completed audits and become conformant in 2020 prior to this report.

Active or In Communication: On RMI Active list or in communication with RMI. SORs on the Active list have committed to undergo a RMAP audit.

Outreach Required or Not Interested: Thirty-two (32) eligible SORs who have not yet completed a RMAP or cross recognized audit validating a conflict free process. This status includes some SORs indicating that they do not want to participate in a recognized validation system. Many claim the reason to be that they process only scrap or ore from their own mines and do not source ore from the covered countries. While this may be true, with no audit for verification, they are considered as “may source from covered countries”.

Non-Conformant: Five (5) SORs that failed RMAP audit, did not complete audit or re-audit corrective actions in the allotted time, or have previously been audited and have been conformant with the RMAP SOR Program or cross recognized (LBMA, RJC) assessment programs, but have not undergone a re-audit within the required time frame.

TABLE I

Metal				Status
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant

Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	8853 S.p.A.	ITALY	CID002763	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	In Communication
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	In Communication
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	In Communication
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Non-Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Non-Conformant
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778	Not Interested
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Interested
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Interested
Gold	SAFINA A.S.	CZECHIA	CID002290	Active
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Outreach Required
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Outreach Required
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872	Outreach Required
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Outreach Required
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Outreach Required
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Outreach Required
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Outreach Required

Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Outreach Required
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Outreach Required
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Outreach Required
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Outreach Required
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	Outreach Required
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Outreach Required
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Outreach Required
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525	Outreach Required
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Outreach Required
Gold	Sai Refinery	INDIA	CID002853	Outreach Required
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584	Outreach Required
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	PRG Dooel	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	CID003402	Active
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant

Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	In Communication
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Non-Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM	CID002572	Non-Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Non-Conformant
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409	Active
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Outreach Required
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Outreach Required
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Outreach Required
Tin	Super Ligas	BRAZIL	CID002756	Outreach Required
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant
Tungsten	GEM Co., Ltd.	CHINA	CID003417	In Communication
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416	In Communication
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Interested
Tungsten	CP Metals Inc.	UNITED STATES OF AMERICA	CID003448	Active
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408	Active
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647	Active
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427	Active

TABLE II

The Countries of Origin for the minerals present in Poly products are believed to potentially include, but may not be limited to, the following. Information is from RMI SORs, news reports, industry associations, metals brokers’ reports, and USGS reports (Countries listed for 3T are reported to account for ~98% of global mined ore). Data also checked for plausibility against RMI known countries from which conformant 3TG SORs source information was included in RMI RCOI reports.

Tungsten: Democratic Republic of Congo, Burundi, Rwanda, China, Vietnam, Russia, Canada, Bolivia, Australia, Austria, Spain, Portugal, United States, DRC, Mexico, Mongolia, Uzbekistan, Uganda

Tantalum: Democratic Republic of Congo, Rwanda, Burundi, Brazil, Mozambique, China, Nigeria, Australia, Uganda, Bolivia, Colombia, Mongolia, Nigeria, Portugal, Russia, Spain, Mozambique

Tin: Bolivia, Brazil, Myanmar, China, Indonesia, Peru, Australia, Democratic Republic of Congo, Malaysia, Nigeria, Rwanda, Vietnam, Burundi, Mongolia, Niger, Portugal, Russia, Tanzania, Thailand, Uganda

Gold: China, Australia, Russia, United States, Peru, Canada, South Africa, Mexico, Uzbekistan, Ghana, Brazil, Papua New Guinea; Democratic Republic of Congo, Kazakhstan, Argentina, Tanzania, Mali, Dominican Republic, Columbia, Philippines, Chile, Burkina Faso, Ivory Coast, Mongolia, Turkey, Guinea, Senegal, Togo